Exhibit 99.1

FOR IMMEDIATE RELEASE

NewStar Reports Net Income of $4.6 Million, or $0.11 per Diluted Share, for the Third Quarter of 2017 and Declares $0.02 Quarterly Dividend per Share

•

Investment Activity – New funded, middle-market credit investments totaled $317 million in the third quarter, down from $460 million last quarter and up from $193 million in the same quarter last year.

•

Managed Assets – Managed loans and credit investments at the end of the quarter increased by $660 million from the prior quarter to $7.2 billion due to the addition of two managed credit funds acquired through the purchase of Fifth Street CLO Management LLC in July 2017.

•

Net Interest Margin – The margin increased to 1.61% for the third quarter from 1.56% in the prior quarter due to a combination of rising index rates and an increase in loans as a percentage of earning assets, which was partially offset by lower deferred fee income resulting from slower prepayments.

•

Revenue – Total revenue[1] in the third quarter was $21.1 million, up 4.7% from the prior quarter due primarily to higher net interest income and lower mark-to-market adjustments on loans held at fair value which was partially offset by a decrease in fee income from capital markets activities.

•

Credit – Credit costs decreased by $1.2 million from the prior period to $1.5 million due primarily to a release of general provision, while net charge-offs increased by $1.1 million from the prior quarter to $8.6 million in the third quarter due primarily to losses recognized in connection with the resolution of two loans through sales and restructurings.

•	Expenses – Operating expenses increased by $1.6 million, or 15.5%, from the prior quarter to $11.9 million due partly to expenses incurred in connection with strategic projects.
•

Capital Management – Returned approximately $4.1 million to stockholders in the third quarter through share repurchases and dividends.  Book value per share increased to $15.57 as of September 30, 2017, up $0.17 from the end of the prior quarter.

•	Quarterly Dividend – Board of Directors declared a quarterly dividend of $0.02 per share of common stock payable on December 15, 2017 to shareholders of record on November 29, 2017.
•

Sale of the Company – Entered into a definitive agreement to be acquired by First Eagle Investment Management for $11.44 in cash plus contingent value rights worth up to an estimated $0.88-$1.00 per share and, in a related transaction, agreed to sell a portfolio of investment assets, including approximately $2.4 billion of middle-market loans and other credit investments, to a newly formed fund sponsored by GSO Capital Partners.

Boston, November 1, 2017 – NewStar Financial, Inc. (NASDAQ: NEWS) (“NewStar” or the “Company”), an internally-managed, middle market direct lender and credit-oriented asset manager, today announced financial results for its third quarter of 2017, reporting net income of $4.6 million, or $0.11 per diluted share. These results compare to net income of $4.2 million, or $0.10 per diluted share in the second quarter of 2017 and $8.6 million, or $0.19 per diluted share in the third quarter of 2016. Operating income before income taxes was $7.7 million for the third quarter of 2017 compared to $7.2 million for the second quarter of 2017 and $14.6 million in the third quarter of 2016.

Tim Conway, Chief Executive Officer of NewStar commented: “Our results in the third quarter were solid and in line with our expectations as we maintained an active investment pace and completed the previously announced acquisition of a CLO manager, adding approximately $725 million to our assets

[1]	Total revenue is defined as the sum of net interest income and non-interest income under management.  Revenue was up nearly 5% due primarily to higher net interest income, which reflected improvement in the margin from rising index rates.  Non-interest income also improved as a reduction in negative mark-to-market adjustments more than offset a decrease in capital markets related revenues.  Provision expense was down and credit related activity was consistent with our expectations. Although expenses were somewhat higher than our target run-rate due partly to strategic costs and additional intangible amortization expenses from the recent acquisition, pre-tax earnings were up 7.6% from the prior quarter.  While I am pleased with our financial results for the quarter, I am also excited about the progress we made on our strategic objectives, which culminated in the announcement of an agreement to sell the company to First Eagle Investment Management.  As you know, our strategy has been focused on transforming the company from a balance sheet driven commercial finance company into an investment manager of third-party assets, while unlocking the value of our portfolio investments and asset management platform for stockholders. Over the last eighteen months, we have taken important steps intended to increase stockholder value by returning capital through dividends and share repurchases, growing managed assets through acquisition and new fund formation, and streamlining operations to improve efficiency.  The transactions we announced in early October are a culmination of that strategy and represent a significant milestone for the company.  I believe the transaction delivers compelling value for NewStar stockholders and also allows the Company to transition seamlessly to a larger investment platform, while maintaining continuity for customers.”

Sale Transaction

•

On October 17, 2017, NewStar announced that it had entered into a definitive agreement to be acquired by First Eagle Investment Management (“First Eagle”), a privately-owned investment firm with approximately $116 billion in assets under management.

•

In a related transaction, NewStar entered into a definitive agreement to sell a portfolio of investment assets, including approximately $2.4 billion of middle-market loans and other credit investments, to a newly formed investment fund sponsored by GSO Capital Partners LP, the global credit investment platform of Blackstone Group L.P.

•	Completion of the transaction is subject to shareholder approval, regulatory approval and certain consents with respect to NewStar’s existing funds, as well as customary closing conditions.
•

The parties are working on obtaining the necessary approvals for closing and the Company, with the assistance of its financial advisors, is soliciting alternative proposals during a 30 day “go shop” period which runs through November 15, 2017.

Dividend Declaration

•

On November 1, 2017 the Company’s Board of Directors declared a quarterly dividend of $0.02 per share of common stock to be paid on December 15, 2017, to shareholders of record at the close of business on November 29, 2017.

•	The declaration and payment of future dividends is restricted by the terms of the merger agreement with First Eagle.

Managed and Owned Investment Portfolios

•

Total new funded, middle-market credit investments were $317 million in the third quarter of 2017 compared to $460 million in the prior quarter and $193 million in the same quarter last year.  The change from the prior quarter reflected somewhat weaker demand for acquisition financing derived from middle market leverage buyout activity and greater selectivity due to market conditions.

•

Total new liquid credit investments (rated, broadly syndicated loans) held by the Arch Street CLO and held for sale to other managed funds were $115 million in the third quarter compared to $157 million in the prior quarter.   The change from the prior quarter reflected a decrease in new investments held for sale.

•

Balance sheet runoff from scheduled amortization, prepayments and loan sales totaled approximately $286 million in the third quarter, or 8.0% of loan and investment balances at the beginning of the period, down from $461 million in the prior quarter.  Runoff in the third quarter included $229 million of prepayments, $30 million of loan sales and $27 million of contractual amortization compared to prepayments of $242 million, loan sales of $170 million and amortization of $48 million in the prior quarter.

•

Average yields on new middle-market loans and other directly originated credit investments in the third quarter were 6.5%, down from 6.8% in the prior quarter, but up from 6.2% in the comparable quarter last year.

•

Loans and other investments outstanding, excluding assets managed for third parties, were consistent with the prior quarter at $3.6 billion.  Compared to the third quarter of 2016, loans and investments decreased by $351 million, or 8.8% due primarily to the sale of $159 million of equipment finance assets and a decrease of $185 million in Leveraged Finance Loans.

•

The Leveraged Finance loan portfolio totaled approximately $3.6 billion at the end of the third quarter, which was consistent with the prior quarter and down $185 million from the end of the third quarter in the prior year. Commercial real estate loans were less than $11 million at the end of the third quarter consistent with the prior quarter and down $7 million from the same time last year.

•

Assets held in managed funds increased by $658 million in the third quarter to approximately $3.6 billion and were up $880 million from the same time last year.  The increase from the prior quarter was due to the addition of two managed funds, Exeter and Fairfield, which were acquired in connection with the purchase of Fifth Street CLO Management LLC in the third quarter.  The increase from last year also reflected the launch of the Berkeley Fund, a $500 million CLO.

•

The owned loan portfolio remained defensively positioned - balanced across industry sectors and highly diversified by issuer. As of September 30, 2017, no outstanding borrowings by a single obligor represented more than 1.1% of total loans outstanding, and the ten largest obligors comprised approximately 8.0% of the loan portfolio.

Net Interest Income / Margin

•

Net interest income increased by $0.6 million to $15.6 million in the third quarter compared to $15.0 million in the prior quarter due primarily to rising LIBOR index rates.  Compared to the third quarter of last year, net interest income decreased by $9.7 million, or 38.2%.  The decrease was due primarily to a decrease in average loan balances and portfolio yield, as well as higher cost of funds.

•	The portfolio yield was 6.44% in the third quarter, which was consistent with 6.43% in the prior quarter and down from 6.77% in the comparable period in the prior year.
•

Funding costs were 5.21% in the third quarter, up from 5.08% in the second quarter and 4.67% in the comparable period in the prior year due to increasing LIBOR index rates, changes in the mix of debt and higher average cost of funds for new CLO issuance.

•	As a result, the net interest margin widened to 1.61% for the third quarter of 2017 compared to 1.56% for the prior quarter and narrowed from 2.50% in the third quarter of 2016.

Non-Interest Income

•

Non-interest income increased by $0.3 million to $5.5 million for the third quarter of 2017 compared to $5.2 million in the prior quarter and $11.0 million in the same period last year. The quarterly change reflected a $2.3 million decrease in mark to market adjustments, which was partially offset by a $1.1 million decrease in capital markets fees, a $0.5 million increase in unrealized losses on loans held-for-sale and differences in other miscellaneous income items.

•	Other non-interest income items in the third quarter of 2017 were centered in asset management fees of $3.5 million and $2.0 million of other income.

Credit Performance

•	Provision expense was $1.5 million in the third quarter, down from $2.7 million in the prior quarter and $3.6 million in the same quarter last year.
•

Total net specific provision expense increased by approximately $0.6 million in the third quarter to $3.9 million compared to $3.3 million in the prior quarter and $3.2 million in the same quarter last year.  Total provisioning activity reflected the release of $2.4 million of general reserves.

•

Net charge-offs in the third quarter of 2017 were $8.6 million compared to $7.5 million in the prior quarter. Charge-offs were related to losses recognized on a restructuring completed in the quarter and the sale of a borrower, which resulted in the payoff of a loan and resolved a long-term workout.

•

The allowance for credit losses was $40.2 million, or 1.52% of consolidated loans and approximately 38.7% of non-performing loans (NPLs), at September 30, 2017, compared to $47.3 million, or 1.75% of consolidated loans and approximately 49.7% of NPLs, at June 30, 2017.

•

Non-performing loans increased by $8.7 million to $103.8 million, or 3.39% of loans held for investment at September 30, 2017, compared to $95.1 million or 3.06% of loans held for investment at the end of the prior quarter due primarily to the classification of one new loan on non-accrual status, which was partially offset by the resolution of a long term work-out and charge-off activity.

Expenses

•	Total operating expenses for the third quarter increased by $1.6 million to $11.9 million compared to $10.3 million in the prior quarter.
•	As a result, expenses as a percentage of average assets under management increased to 0.67% in the third quarter compared to 0.64% in the prior quarter.
•	Adjusted operating expenses, which excludes non-cash equity compensation, were $11.0 million in the third quarter up from $9.4 million during the second quarter.
•

The Company had 69 full-time employees at September 30, 2017 compared to 66 full-time employees at June 30, 2017 and 83 employees at September 30, 2016.  The reduction in staffing levels since 2016 reflects the sale of the equipment finance business and other related strategic initiatives to streamline operations.

Income Taxes

•	Deferred income taxes decreased $4.8 million to $32.1 million as of September 30, 2017. The decrease was driven primarily by the allowance for credit losses.
•	Approximately $19.2 million and $7.0 million of the net deferred tax asset as of September 30, 2017 were related to our allowance for credit losses and incentive compensation, respectively.

Funding and Capital

•	Total cash and equivalents as of September 30, 2017, were $314.2 million, of which $62.5 million was unrestricted.
•

Unrestricted cash increased to $62.5 million at September 30, 2017, from $49.7 million at the end of the prior quarter due primarily to cash management activities.  Total available liquidity was $73.3 million at September 30, 2017, including unrestricted cash and $10.8 million of collateralized availability under credit facilities.

•	Restricted cash increased by $28.4 million to $251.7 million at September 30, 2017 due primarily to timing differences related to cash collections on assets held in CLOs and other special purpose vehicles (SPVs) ahead of settlement dates, when restricted cash is disbursed to various stakeholders, including the Company.
•	Advances under credit facilities increased by $60.8 million to $457.0 million during the third quarter due primarily to lending activity and discretionary cash management activities.
•	Term debt securitization balances remained relatively consistent from the prior quarter at $2.1 billion at September 30, 2017.
•	As a result, total debt increased slightly to $3.3 billion at September 30, 2017 and leverage slightly increased to 5.1x for the end of the third quarter.

Equity

•	Book value per share increased by $0.17 to $15.57 at the end of the third quarter compared to $15.40 at the end of the prior quarter due primarily to accretive share repurchases and retained earnings.
•

Average diluted shares outstanding totaled 40.8 million for the quarter, down from 41.3 million for the prior quarter, and total outstanding shares at September 30, 2017 were 41.5 million compared to 41.8 million at June 30, 2017.

•	The Company repurchased 301,778 shares at an average cost of $10.80, or approximately $3.3 million, and paid dividends totaling $0.8 million in the third quarter.
•

Pre-tax returns on average equity increased to 4.8% in the third quarter from 4.5% in the prior quarter.  On an after-tax basis, returns on average equity increased to 2.8% in the third quarter from 2.6% in the prior quarter.

About NewStar Financial

NewStar Financial Inc. (NASDAQ:NEWS) is an internally-managed lender and credit-oriented asset manager headquartered in Boston, MA. The Company’s direct lending activities are focused on meeting the complex financing needs of companies and private investors in the middle markets through specialized lending groups that offer a range of flexible debt financing options. The Company also offers a range of investment management products employing credit-oriented strategies focused on middle market loans and liquid, tradeable credit. The Company manages approximately $7.2 billion of assets, $3.6 billion held in consolidated subsidiaries of the Company and $3.6 billion in off balance sheet credit funds.

NewStar also has regional offices in Chicago, IL, Norwalk, CT, and New York, NY. For more detailed information, please visit our website at www.newstarfin.com.

For additional information contact:

Robert K. Brown

500 Boylston Street, Suite 1250

Boston, MA 02116

617.848.2558

rbrown@newstarfin.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding, among other things, future performance, our expectations regarding our ability to support continued future asset growth or expense reductions, our pending merger transaction with First Eagle and the pending asset sale transaction with the GSO fund.

All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, strategic plans, the market price for NewStar’s stock prevailing from time to time, the nature of other investment opportunities presented to NewStar from time to time, objectives, future performance, financing plans and restrictive covenants in our debt instruments and other material agreements. As such, they are subject to material risks and uncertainties. These risks and uncertainties include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with First Eagle or our asset sale transaction with the GSO fund; the timing in which those transactions might be consummated; the failure to obtain the approval of stockholders or required regulatory approvals or other consents or to satisfy any other conditions to the transactions; the effect of the announcement of the transactions on our operations and relationships with third parties or that compliance by NewStar with the operating restrictions in the transaction agreements could have an adverse effect on NewStar’s business; the risk that NewStar may not realize any or a portion of the tax refunds applicable to the contingent value rights (or that such tax refunds may be delayed or subject to disputes by the Congressional Joint Committee on Taxation or taxing authorities); our ability to leverage new and future assets to support growth; the general state of the economy; our ability to compete effectively in a highly competitive industry; our ability to integrate acquired businesses; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

More detailed information about these risk factors can be found in NewStar’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2016 Annual Report on Form 10-K, and as supplemented by any Risk Factors contained in our Quarterly Reports on Form 10‑Q.  NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. NewStar plans to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 with the SEC on or before November 9, 2017 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Non-GAAP Financial Measures

References to “total revenue” refer to net interest income plus non-interest income.  “Adjusted operating expenses” refers to operating expenses, excluding severance costs and compensation expense related to restricted stock grants that are required to be included under GAAP.  NewStar management uses adjusted operating expenses to analyze performance in support of operational and investment decisions, and NewStar believes that these measurements provide useful information to investors in their evaluation of our financial performance and condition.  Excluding non-recurring items from revenue measures and excluding expenses incurred in connection with severance costs and compensation expense related to equity awards each eliminate unique amounts that make it difficult to assess our core performance and compare our period over period results. Reconciliations of these non-GAAP financial measures to their respective most directly comparable GAAP measures are included on page 14 and 15 of this release.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transactions involving First Eagle Investment Management, LLC, GSO Capital Partners and NewStar. The proposed transactions will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement. However, such documents are not currently available. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Investors will be able to obtain free of charge the proxy statement (when available) and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through our website at www.newstarfin.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Participants in Solicitation

The directors, executive officers and certain other members of management and employees of NewStar are “participants” in the solicitation of proxies from stockholders of NewStar in favor of the proposed asset sale and the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of NewStar in connection with the proposed asset sale and the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about NewStar’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 21, 2017.

NewStar Financial, Inc.

Consolidated Balance Sheets

(unaudited)

	September 30,	June 30,	December 31,	September 30,
($ in thousands)	2017	2017	2016	2016
Assets:

Cash and cash equivalents	$62,538	$49,721	$154,480	$36,266
Restricted cash	251,653	223,268	262,643	370,487
Cash collateral on deposit with custodians	7,564	7,564	7,564	7,564
Investments in debt securities, available-for-sale	175,837	151,426	119,307	90,814
Loans held-for-sale, net	371,941	346,626	144,060	429,718
Loans and leases, net	2,995,997	3,037,363	3,239,191	3,186,998
Interest receivable	15,496	13,536	14,622	14,829
Property and equipment, net	212	239	274	296
Deferred income taxes, net	32,081	36,863	40,807	29,881
Income tax receivable	6,606	3,764	—	1,381
Goodwill	17,884	17,884	17,884	17,884
Identified intangible asset, net	5,318	405	572	655
Other assets	59,507	42,736	39,188	53,786
Assets held-for-sale	—	—	—	162,801
Total assets	$4,002,634	$3,931,395	$4,040,592	$4,403,360

Liabilities:

Credit facilities, net	$456,961	$396,139	$445,493	$492,758
Term debt, net	16,973	—	—	—
Term debt securitizations, net	2,085,733	2,097,459	2,195,064	2,327,717
Senior notes, net	375,287	374,830	373,919	373,462
Subordinated notes, net	246,929	245,082	241,390	239,543
Repurchase agreements, net	80,569	79,269	55,046	52,591
Accrued interest payable	34,435	20,230	21,319	31,021
Income tax payable	—	—	12,562	—
Other liabilities	59,995	75,144	48,377	170,380
Liabilities held-for-sale	—	—	—	44,158
Total liabilities	3,356,882	3,288,153	3,393,170	3,731,630
Total stockholders' equity	645,752	643,242	647,422	671,730
Total liabilities and stockholders’ equity	$4,002,634	$3,931,395	$4,040,592	$4,403,360

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
	September 30,	June 30,	December 31,	September 30,
($ in thousands, except per share amounts)	2017	2017	2016	2016
Net interest income:
Interest income	$58,752	$56,913	$64,217	$65,155
Interest expense	43,145	41,905	43,529	39,897
Net interest income	15,607	15,008	20,688	25,258
Provision for credit losses	1,494	2,698	2,635	3,570
Net interest income after provision for credit losses	14,113	12,310	18,053	21,688

Non-interest income (loss):
Asset management income	3,544	3,826	3,062	3,353
Fee income	1,025	2,161	1,442	2,946
Loss on derivatives, net	—	—	(153)	(13)
Gain (loss) on sale of loans, net	294	511	(2,131)	(19)
Other miscellaneous income	1,984	1,848	1,327	794
Mark to market adjustment on fair value loans	(867)	(3,181)	1,830	3,437
Net unrealized (loss) gain on loans held-for-sale	(457)	14	7,751	468
Gain on sale of Business Credit and Equipment Finance assets	—	—	6,655	—
Total non-interest income	5,523	5,179	19,783	10,966
Operating expenses:
Compensation and benefits	7,480	6,747	10,704	13,175
General and administrative expenses	4,420	3,552	8,758	4,894
Total operating expenses	11,900	10,299	19,462	18,069
Income from operations before income taxes	7,736	7,190	18,374	14,585
Income tax expense	3,151	3,038	8,044	5,941
Net income	$4,585	$4,152	$10,330	$8,644

Earnings per share:
Basic EPS	$0.11	$0.10	$0.23	$0.19
Diluted EPS	$0.11	$0.10	$0.23	$0.19

Weighted average shares outstanding:
Basic	40,786,576	41,216,013	43,732,133	45,812,139
Diluted	40,807,231	41,283,296	43,780,606	45,812,139

Dividends declared per common share	$0.02	$0.02	$—	$—

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Year Ended September 30,
($ in thousands, except per share amounts)	2017	2016
Net interest income:
Interest income	$170,747	$186,499
Interest expense	126,144	117,816
Net interest income	44,603	68,683
Provision for credit losses	10,341	24,906
Net interest income after provision for credit losses	34,262	43,777

Non-interest income (loss):
Asset management income	11,017	10,337
Fee income	6,379	5,836
Loss on derivatives, net	—	(31)
Gain on sale of loans, net	1,501	36
Other miscellaneous income	5,330	3,490
Mark to market adjustment on fair value loans	(6,817)	3,705
Loss on total return swap	—	(6,062)
Unrealized loss on loans held-for-sale, net	(557)	(5,345)
Gain on sale of divested business and assets	—	22,511
Total non-interest income	16,853	34,477
Operating expenses:
Compensation and benefits	21,664	32,640
General and administrative expenses	12,172	15,337
Total operating expenses	33,836	47,977
Income from operations before income taxes	17,279	30,277
Income tax expense	7,160	12,383
Net income	$10,119	$17,894

Earnings per share:
Basic EPS	$0.24	$0.38
Diluted EPS	$0.24	$0.38

Weighted average shares outstanding:
Basic	41,268,530	46,216,047
Diluted	41,289,020	46,216,047

Dividends declared per common share	$0.06	—

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Three Months Ended
	September 30,	June 30,	December 31,	September 30,
($ in thousands)	2017	2017	2016	2016
Performance Ratios:
Return on average assets	0.46%	0.42%	0.98%	0.84%
Return on average equity	2.82	2.60	6.26	5.16
Pre-tax return on average equity (ROAE)	4.76	4.50	11.14	8.71
Net interest margin, before provision	1.61	1.56	1.96	2.50
Operating expenses as a percentage of average AUM	0.67	0.64	1.15	1.09
Operating expenses as a percentage of average total assets	1.20	1.05	1.84	1.76
Efficiency ratio	56.32	51.02	48.09	49.88
Portfolio yield	6.44	6.43	6.53	6.77

Credit Quality Ratios:
Delinquent loan rate for loans 60 days or more
past due (at period end)	1.20%	0.45%	0.64%	0.50%
Delinquent loan rate for accruing loans 60 days
or more past due (at period end)	0.74	—	—	—
Non-accrual loan rate (at period end)	3.39	3.06	2.99	2.66
Non-performing asset rate (at period end)	3.88	3.04	3.45	3.12
Annualized net charge off (recovery) rate (end of period loans)	1.11	0.97	2.26	(0.01)
Annualized net charge off (recovery) rate (average period loans)	0.99	0.88	1.98	-
Allowance for credit losses ratio (at period end)	1.52	1.75	1.76	2.29

Capital and Leverage Ratios:
Equity to assets	16.13%	16.36%	16.02%	15.25%
Debt to equity	5.05	4.96	5.11	5.19
Book value per share	$15.57	$15.40	$15.12	$14.38

Average Balances:
Loans and other debt products, gross	$3,605,002	$3,541,958	$3,904,115	$3,818,252
Interest earning assets	3,842,343	3,869,500	4,192,123	4,019,721
Total assets	3,940,898	3,931,395	4,196,793	4,095,296
Interest bearing liabilities	3,287,069	3,306,672	3,588,650	3,399,977
Equity	644,137	643,242	656,282	666,530
Assets under management (AUM)	7,028,972	6,503,448	6,758,842	6,609,920

Allowance for credit loss activity:
Balance as of beginning of period	$47,285	$52,081	$66,366	$64,043
General (release) provision for credit losses	(2,369)	(600)	1,430	336
Specific provision for credit losses	3,862	3,298	2,498	3,234
Net (charge offs) recoveries	(8,560)	(7,494)	(18,886)	46
Reclass of Equipment Finance to Assets held-for-sale	-	-	-	(1,293)
Balance as of end of period	$40,218	$47,285	$51,408	$66,366

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Three Months Ended
	September 30,	June 30,	December 31,	September 30,
($ in thousands)	2017	2017	2016	2016
Supplemental Data (at period end):
Investments in debt securities	$185,811	$159,248	$126,050	$96,931
Loans and leases, held-for-sale (1)	375,560	349,757	145,966	593,640
Loans held-for-investment	3,060,290	3,110,072	3,319,550	3,281,727
Loans and investments in debt securities	3,621,661	3,619,077	3,591,566	3,972,298
Deferred fees, net (2)	(38,127)	(36,851)	(38,072)	(60,918)
Allowance for loan losses - general	(28,094)	(30,449)	(31,165)	(29,705)
Allowance for loan losses - specific	(11,665)	(16,363)	(19,771)	(36,160)
Total loans and investments in debt securities, net	$3,543,775	$3,535,414	$3,502,558	$3,845,515

Unused lines of credit	303,861	306,113	326,051	287,172
Standby letters of credit	6,776	6,825	8,239	8,754
Total unfunded commitments	$310,637	$312,938	$334,290	$295,926

(1) Includes gross equipment loans and leases, held-for-sale with an outstanding balance of $158.3 million at September 30, 2016, which is included in Assets held-for-sale.
(2) Includes deferred fees, net related to equipment loans and leases held-for-sale of $20.3 million at September 30, 2016.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Nine Months Ended September 30,
($ in thousands)	2017	2016
Performance Ratios:
Return on average assets	0.34%	0.59%
Return on average equity	2.10	3.61
Net interest margin, before provision	1.54	2.25
Operating expenses as a percentage of average total assets	1.14	1.58
Operating expenses as a percentage of average AUM	0.66	0.95
Efficiency ratio	55.06	46.51
Portfolio yield	6.38	6.38

Credit Quality Ratios:
Annualized net charge off (recovery) rate (end of period loans)	0.94	0.58
Annualized net charge off (recovery) rate (average period loans)	0.84	0.50

Average Balances:
Loans and other debt products, gross	$3,562,475	$3,896,966
Interest earning assets	3,875,594	4,082,501
Total assets	3,962,680	4,066,659
Interest bearing liabilities	3,312,287	3,405,781
Equity	645,608	661,365
Assets under management (AUM)	6,880,484	6,718,832

Allowance for credit loss activity:
Balance as of beginning of period	$51,408	$58,726
General (release) provision for credit losses	(3,084)	2,614
Specific provision for credit losses	13,424	22,292
Net charge offs	(21,530)	(14,154)
Reclass due to sale of Business Credit and transfer of Equipment Finance to Assets held-for-sale	—	(3,112)
Balance as of end of period	$40,218	$66,366

NewStar Financial, Inc.

Non-GAAP Selected Financial Data

(unaudited)

	Three Months Ended
	September 30,	June 30,	December 31,	September 30,
($ in thousands)	2017	2017	2016	2016
Performance Ratios:

Consolidated Statement of Operations Adjustments (1):
Operating expenses	$11,900	$10,299	$19,462	$18,069
Less: non-cash equity compensation expense (2)	873	870	921	959
Less: severance expenses	—	—	3,519	4,197
Adjusted operating expenses	$11,027	$9,429	$15,022	$12,913

Adjusted operating expenses as a percentage of average total assets	1.11%	0.96%	1.42%	1.25%

	Three Months Ended
	September 30,	June 30,	December 31,	September 30,
	2017	2017	2016	2016
Risk-adjusted revenue
Net interest income after provision for credit losses	$14,113	$12,310	$18,053	$21,688
Non-interest income	5,523	5,179	19,783	10,966
Risk-adjusted revenue	$19,636	$17,489	$37,836	$32,654

(1) Adjustments are pre-tax, unless otherwise noted.
(2) Non-cash compensation charge related to restricted stock grants.

NewStar Financial, Inc.

Non-GAAP Selected Financial Data

(unaudited)

	Nine Months Ended September 30,
($ in thousands)	2017	2016
Performance Ratios:

Consolidated Statement of Operations Adjustments(1):
Operating expenses	$33,836	$47,977
Less: non-cash equity compensation expense (2)	2,601	2,822
Less: severance costs	—	4,197
Adjusted operating expenses	$31,235	$40,958

Adjusted operating expenses as a percentage of average total assets	1.05%	1.35%

	Nine Months Ended September 30,
	2017	2016
Risk-adjusted revenue
Net interest income after provision for credit losses	$34,262	$43,777
Non-interest income	16,853	34,477
Risk-adjusted revenue	$51,115	$78,254

(1) Adjustments are pre-tax.
(2) Non-cash compensation charge related to restricted stock grants.

NewStar Financial, Inc.

Portfolio Data

(unaudited)

	September 30,		June 30,		December 31,		September 30,
($ in thousands)	2017		2017		2016		2016

Portfolio Data: (Balance Sheet AUM)
Leveraged Finance	$3,610,945	99.7%	$3,608,404	99.7%	$3,580,942	99.7%	$3,796,267	95.6%
Real Estate	10,716	0.3	10,673	0.3	10,624	0.3	17,742	0.4
Equipment Finance (1)	—	—	—	—	—	—	158,289	4.0
Total	$3,621,661	100.0%	$3,619,077	100.0%	$3,591,566	100.0%	$3,972,298	100.0%

Managed Portfolio (AUM)
Commercial Lending
Loans held-for-investment (2)	$2,652,825	37.0%	$2,706,944	41.5%	$2,915,805	43.3%	$2,892,467	$43.5%
Loans held-for-sale (1)(2)	375,560	5.2	349,757	5.4	145,966	2.1	593,640	8.9
Total Commercial Lending	$3,028,385	42.2%	$3,056,701	46.9%	$3,061,771	45.4%	$3,486,107	52.4%

Asset Management
Middle Market Direct Lending
Investments in debt securities (2)	$185,811	2.6%	$159,248	2.4%	$126,050	1.9%	$96,931	1.4%
Arlington Program (3)	404,376	5.7	402,002	6.2	402,762	6.0	397,319	6.0
Berkeley Fund (3)	503,445	7.0	501,199	7.7	502,245	7.4	—	-
Clarendon Fund (3)	400,659	5.6	400,191	6.1	399,022	5.9	397,916	6.0
Exeter Fund CLO (3)	295,134	4.1	—	—	—	—	—	—
Fairfield Fund CLO (3)	400,721	5.3	—	—	—	—	—	—
Credit Opportunities Fund (3)	9,970	0.1	10,068	0.2	10,661	0.2	11,300	0.2
Global Atlantic SMA	4,092	0.1	4,092	0.1	—	—	—	—
Sub-total Middle Market Direct Lending	2,204,208	30.5%	1,476,800	22.6%	1,440,740	21.4%	903,466	13.6%
Liquid/Tradeable Credit
Arch Street (3)	407,465	5.7%	403,128	6.2%	403,745	6.0	389,260	5.8
Avery Street (3)	—	—	—	—	51,556	0.8	63,893	1.0
Emerson Place (3)	—	—	—	—	82,660	1.2	104,265	1.6
Hull Street (3)	495,127	6.9	494,969	7.6	495,684	7.3	498,870	7.5
Lime Street (3)	130,646	1.8	168,197	2.6	241,145	3.6	241,687	3.6
Longfellow Place (3)	499,328	7.0	499,153	7.7	500,080	7.4	500,341	7.5
Staniford Street (3)	397,882	5.6	397,990	6.1	398,329	5.9	397,912	6.0
Other (3)	18,599	0.3	24,474	0.4	64,153	1.0	66,678	1.0
Sub-total Liquid/Tradeable Credit	1,949,047	27.3%	1,987,911	30.5%	2,237,352	33.2%	2,262,906	34.0%
Total Managed Assets	$7,181,640	100.0%	$6,521,412	100.0%	$6,739,863	100.0%	$6,652,479	100.0%

(1) Equipment Finance has been moved to held-for-sale as of September 30, 2016.

(2) Managed assets owned by NewStar Financial Inc. include investments in debt securities, loans held-for-sale (LHFS), assets held-for-sale, and loans held-for-investment.  Cash and other consolidated assets of NewStar Financial Inc. are excluded.

(3) Managed assets include loans, cash and other investments held by funds and managed by NewStar Financial and its affiliates.